Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

ITASCA, IL, February 2, 2016 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended December 31, 2015. A printer-friendly format of this earnings release, “Supplemental Quarterly Data” and “CFO Commentary,” which includes certain estimates relating to 2016 quarterly results, are available at ajg.com/IR. For a description of the non-GAAP measures used to report financial results in this earnings release and information regarding their most comparable GAAP measures, please see “Information Regarding Non-GAAP Measures” beginning on page 9.

“We had a strong quarter to finish an excellent year,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “In the fourth quarter, our combined Brokerage and Risk Management segments posted 10% growth in adjusted revenues, of which 4.2% was total organic growth, adjusted EBITDAC increased 12% and our adjusted EBITDAC margin improved 46 basis points. For the year, our combined Brokerage and Risk Management segments posted 17% growth in adjusted revenues, of which 5.1% was total organic growth, adjusted EBITDAC increased 22% and adjusted margins increased 92 basis points. Total company adjusted net earnings per share grew 12%.”

•	Our Brokerage segment had a strong quarter. Adjusted total revenues increased 11%, of which 2.8% was total organic growth, adjusted EBITDAC increased 12% and we improved our adjusted EBITDAC margin 30 basis points. For the year, adjusted total revenues increased 19%, of which 3.6% was total organic growth, adjusted EBITDAC increased 22% and we improved our adjusted EBITDAC margin 70 basis points. During the fourth quarter, we completed 15 acquisitions with annualized revenues of over $46 million, bringing our year-to-date total to 42 acquisitions with estimated annualized revenues totaling $223 million. In 2016, while we see retail P&C rates as a headwind, we do see P&C exposure growth offsetting this partially. We also see employment growth and complexity surrounding the Affordable Care Act as tailwinds for our employee benefit units. In addition, our history of strong new business generation, solid retentions and enhanced value-added services for our carrier partners should all result in further organic growth opportunities around the world. Integration efforts related to larger mergers we did in the U.S., Australia, New Zealand and Canada are effectively done, and we expect our integration efforts in the U.K. to be nearly done by the end of 2016. Integration costs in 2016 should be less than half of 2015 amounts. Margins are excellent in most of our units around the world with some further opportunities for efficiencies in Australia and our U.K. retail and underwriting businesses.

•	Our Risk Management segment had an outstanding quarter. Total organic revenues increased 10.5%, adjusted EBITDAC increased 17% and we improved our adjusted EBITDAC margin 140 basis points. For the year, total organic revenues increased 11.3%, adjusted EBITDAC increased 18% and we improved our adjusted EBITDAC margin 120 basis points.

•	Our clean energy investments had a good quarter of consistent production but warmer weather did adversely impact fourth quarter results by about a penny. For the year, we topped $100 million in net after-tax earnings. As we look towards 2016, demand for our remaining plants is robust and nearly all are committed to locations. Accordingly, we anticipate that annualized net after-tax earnings from our clean-energy investments could increase by approximately 15% per annum in 2016 and 2017.

“Finally, our culture is thriving around the world. I am thrilled with the many awards and recognitions we are receiving which are testaments to our unique culture, our high-quality service, and our excellence in leadership and talent development. Most recently, we were recognized by JD Power & Associates as ranking the highest in customer satisfaction among brokers for large commercial insurance, by the Strategic Risk magazine as being the best broker for service in the U.K. and by Advisen’s claims satisfaction survey of risk managers and brokers as being the best Third Party Administrator for casualty claims handling. These rankings demonstrate that we are delivering valuable, trusted and thought-leading solutions to our clients.”

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The following table provides information that management believes is helpful when comparing fourth quarter 2015 revenues, EBITDAC and diluted net earnings per share with the same period in 2014. In addition, this table provides reconciliations to the most comparable GAAP measures for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share. A reconciliation of EBITDAC is provided on page 11.

Quarter Ended December 31							Diluted Net
	Revenues			EBITDAC			Earnings Per Share
Segment	4th Q 15	4th Q 14	Chg	4th Q 15	4th Q 14	Chg	4th Q 15	4th Q 14
	(in millions)			(in millions)
Brokerage, as adjusted	$852.1	$770.6	11%	$210.9	$189.0	12%	$0.50	$0.48
U.K. statutory income tax rate change	—	—		—	—		0.02	—
Effective income tax rate impact	—	—		—	—		—	(0.01)
Gains on book sales	(0.3)	4.7		(0.3)	4.7		—	0.02
Acquisition integration	—	—		(34.4)	(26.5)		(0.11)	(0.12)
Workforce & lease termination	—	—		(5.1)	(1.8)		(0.02)	(0.01)
Acquisition related adjustments	—	—		(0.7)	—		(0.09)	0.01
Levelized foreign currency translation	—	23.5		—	6.0		—	0.02

Brokerage, as reported	851.8	798.8		170.4	171.4		0.30	0.39

Risk Management, as adjusted	181.3	167.8	8%	31.1	26.5	17%	0.08	0.08
Client run-off	—	—		(3.0)	(12.9)		(0.02)	(0.05)
Workforce & lease termination	—	—		(1.0)	(0.2)		—	—
Claim portfolio transfer ramp up	—	—		—	(1.7)		—	(0.01)
Levelized foreign currency translation	—	4.6		—	1.4		—	—

Risk Management, as reported	181.3	172.4		27.1	13.1		0.06	0.02

Total Brokerage & Risk Management, as reported	$1,033.1	$971.2		$197.5	$184.5		0.36	0.41

Corporate, as adjusted							0.01	(0.02)
Retirement plan de-risking strategies							—	(0.08)
Litigation settlement							(0.02)	—

Corporate, as reported							(0.01)	(0.10)

Total Company, as reported							$0.35	$0.31

Total Brokerage & Risk Management, as adjusted	$1,033.4	$938.4	10%	$242.0	$215.5	12%	$0.58	$0.56

Total Company, as adjusted							$0.59	$0.54

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The following table provides information that management believes is helpful when comparing 2015 revenues, EBITDAC and diluted net earnings per share with the same period in 2014.

Year Ended December 31	Revenues			EBITDAC			Diluted Net Earnings Per Share
Segment	Year 15	Year 14	Chg	Year 15	Year 14	Chg	Year 15	Year 14
	(in millions)			(in millions)
Brokerage, as adjusted	$3,317.3	$2,795.0	19%	$866.8	$709.5	22%	$2.14	$1.99
U.K. statutory income tax rate change	—	—		—	—		0.02	—
Gains on book sales	6.7	7.3		6.7	7.3		0.03	0.03
Acquisition integration	—	—		(100.9)	(67.1)		(0.40)	(0.33)
Workforce & lease termination	—	—		(23.0)	(7.8)		(0.09)	(0.03)
Acquisition related adjustments	—	—		(3.4)	(1.1)		(0.16)	(0.02)
Levelized foreign currency translation	—	94.0		—	22.3		—	0.06

Brokerage, as reported	3,324.0	2,896.3		746.2	663.1		1.54	1.70

Risk Management, as adjusted	728.1	660.4	10%	126.0	106.6	18%	0.36	0.34
Client run-off/bankruptcy	(1.0)	—		(4.0)	(12.9)		(0.02)	(0.05)
Workforce & lease termination	—	—		(2.9)	(1.0)		(0.01)	—
Claim portfolio transfer ramp up	—	—		—	(6.4)		—	(0.03)
Levelized foreign currency translation	—	21.9		—	5.4		—	0.02

Risk Management, as reported	727.1	682.3		119.1	91.7		0.33	0.28

Total Brokerage & Risk Management, as reported	$4,051.1	$3,578.6		$865.3	$754.8		1.87	1.98

Corporate, as adjusted							0.09	(0.02)
Non-cash gains on changes in ownership levels							—	0.09
Retirement plan de-risking strategies							—	(0.08)
Litigation settlement net gain							0.10	—

Corporate, as reported							0.19	(0.01)

Total Company, as reported							$2.06	$1.97

Total Brokerage & Risk Management, as adjusted	$4,045.4	$3,455.4	17%	$992.8	$816.1	22%	$2.50	$2.33

Total Company, as adjusted							$2.59	$2.31

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Brokerage Segment Fourth Quarter Highlights - The following tables provide information that management believes is helpful when comparing certain 2015 financial information with the same period in 2014 (in millions).

Organic Revenues (non-GAAP)	4th Q 15	4th Q 14	Year 15	Year 14
Base Commissions and Fees
Commissions as reported	$590.1	$559.5	$2,338.7	$2,083.0
Fees as reported	200.0	173.8	705.8	577.0
Less commissions and fees from acquisitions	(60.5)	—	(390.6)	—
Less disposed of operations	—	(1.1)	—	(9.1)
Levelized foreign currency translation	—	(19.7)	—	(82.1)

Organic base commissions and fees	$729.6	$712.5	$2,653.9	$2,568.8

Organic change in base commissions and fees	2.4%		3.3%

Supplemental Commissions
Supplemental commissions as reported	$34.6	$26.5	$125.5	$104.0
Less supplemental commissions from acquisitions	(0.2)	—	(9.1)	—
Levelized foreign currency translation	—	(0.7)	—	(3.5)

Organic supplemental commissions	$34.4	$25.8	$116.4	$100.5

Organic change in supplemental commissions	33.3%		15.8%

Contingent Commissions
Contingent commissions as reported	$11.9	$16.3	$93.7	$84.7
Less contingent commissions from acquisitions	(0.4)	—	(11.6)	—
Levelized foreign currency translation	—	(0.4)	—	(1.4)

Organic contingent commissions	$11.5	$15.9	$82.1	$83.3

Organic change in contingent commissions	-27.7%		-1.4%

Total organic change	2.8%		3.6%

The following is a summary of Brokerage segment acquisition activity for 2015 and 2014 (in millions except number of acquisitions closed):

	4th Q 15	4th Q 14	Year 15	Year 14
Shares issued for acquisitions, earnouts, secondary offering and the at-the-market equity program	0.1	2.4	10.4	28.9
Number of acquisitions closed	15	15	42	60
Estimated annualized revenues acquired	$46.3	$67.6	$223.2	$761.2

Rollover revenues recognized in period from 2014 and Q1, Q2 and Q3 2015 acquisitions	$55.9		$426.3
Portion of Q4 2015 acquisitions revenues recognized in period	5.2		5.2

Total	$61.1		$431.5

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Brokerage Segment Fourth Quarter Highlights (continued)

Adjusted Compensation Expense and Ratio (non-GAAP)		4th Q 15	4th Q 14	Year 15	Year 14
Reported amounts		$509.5	$473.7	$1,939.7	$1,703.1
Acquisition integration		(8.5)	(16.1)	(38.3)	(45.3)
Workforce and lease termination related charges		(4.5)	(1.8)	(20.0)	(7.2)
Acquisition related adjustments		(0.7)	—	(3.4)	(1.1)
Levelized foreign currency translation		—	(13.1)	—	(53.6)

Adjusted amounts		$495.8	$442.7	$1,878.0	$1,595.9

Adjusted ratios using adjusted revenues on pages 2 and 3	*	58.2%	57.5%	56.6%	57.1%

*	Adjusted fourth quarter compensation ratio was 0.7 pts higher compared to the same period in 2014. This ratio was primarily impacted by increased incentive compensation of 0.4 pts. All other items were essentially consistent with the prior year.

Adjusted Operating Expense and Ratio (non-GAAP)		4th Q 15	4th Q 14	Year 15	Year 14
Reported amounts		$171.9	$153.7	$638.1	$530.1
Acquisition integration		(25.9)	(10.4)	(62.6)	(21.8)
Workforce and lease termination related charges		(0.6)	—	(3.0)	(0.6)
Levelized foreign currency translation		—	(4.4)	—	(18.1)

Adjusted amounts		$145.4	$138.9	$572.5	$489.6

Adjusted ratios using adjusted revenues on pages 2 and 3	*	17.1%	18.0%	17.3%	17.5%

*	Adjusted fourth quarter operating expense ratio was 0.9 pts lower than the same period in 2014. This ratio was primarily impacted by non-recurring professional fees in the prior year quarter of 0.5 pts. The full year operating expense ratio is in line with the same period in 2014.

Adjusted EBITDAC (non-GAAP)	4th Q 15	4th Q 14	Year 15	Year 14
Total EBITDAC — see page 11 for computation	$170.4	$171.4	$746.2	$663.1
Gains from books of business sales	0.3	(4.7)	(6.7)	(7.3)
Acquisition integration *	34.4	26.5	100.9	67.1
Acquisition related adjustments	0.7	—	3.4	1.1
Workforce and lease termination related charges	5.1	1.8	23.0	7.8
Levelized foreign currency translation	—	(6.0)	—	(22.3)

Adjusted EBITDAC	$210.9	$189.0	$866.8	$709.5

Adjusted EBITDAC change	11.6%	47.6%	22.2%	43.5%

Adjusted EBITDAC margin	24.8%	24.5%	26.1%	25.4%

*	Acquisition integration costs consist mostly of IT system conversion costs, professional fees, branding and compensation related to the larger 2013 and 2014 acquisitions.

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Risk Management Segment Fourth Quarter Highlights — The following tables provide information that management believes is helpful when comparing certain 2015 financial information with the same period in 2014 (in millions):

Organic Revenues (non-GAAP)	4th Q 15	4th Q 14	Year 15	Year 14
Fees	$178.9	$167.8	$710.9	$662.6
International performance bonus fees	2.2	4.4	15.6	18.7

Fees as reported	181.1	172.2	726.5	681.3
Less fees from acquisitions	(1.8)	—	(3.9)	—
Less client run-off	(0.6)	(5.9)	(17.5)	(25.8)
Levelized foreign currency translation	—	(4.6)	—	(21.8)

Organic fees	$178.7	$161.7	$705.1	$633.7

Organic change in fees	10.5%	12.7%	11.3%	10.0%

During the year ended December 31, 2015, we completed 2 acquisitions in the Risk Management segment with annualized revenues of $7.6 million.

Adjusted Compensation Expense and Ratio (non-GAAP)		4th Q 15	4th Q 14	Year 15	Year 14
Reported amounts		$105.7	$103.8	$427.2	$414.2
Client run-off		(0.7)	(1.7)	(0.7)	(1.7)
Claim portfolio transfer ramp up costs		—	(1.2)	—	(3.6)
Workforce and lease termination related charges		(0.5)	—	(2.2)	(0.8)
Levelized foreign currency translation		—	(2.1)	—	(12.5)

Adjusted amounts		$104.5	$98.8	$424.3	$395.6

Adjusted ratios using adjusted revenues on pages 2 and 3	*	57.6%	58.9%	58.3%	59.9%

*	Adjusted fourth quarter compensation ratio was 1.3 pts lower than the same period in 2014. This ratio was primarily impacted by non-recurring adverse medical plan severity in the prior year quarter of 1.5 pts.

Adjusted Operating Expense and Ratio (non-GAAP)		4th Q 15	4th Q 14	Year 15	Year 14
Reported amounts		$48.5	$55.5	$180.8	$176.4
Client run-off		(2.3)	(11.2)	(2.3)	(11.2)
Claim portfolio transfer and ramp up costs		—	(0.5)	—	(2.8)
Workforce and lease termination related charges		(0.5)	(0.2)	(0.7)	(0.2)
Levelized foreign currency translation		—	(1.1)	—	(4.0)

Adjusted amounts		$45.7	$42.5	$177.8	$158.2

Adjusted ratios using adjusted revenues on pages 2 and 3	*	25.2%	25.3%	24.4%	24.0%

*	Adjusted fourth quarter operating expense ratio was 0.1 pts lower than the same period in 2014. All items were essentially consistent with the prior year.

Adjusted EBITDAC (non-GAAP)	4th Q 15	4th Q 14	Year 15	Year 14
Total EBITDAC — see page 11 for computation	$27.1	$13.1	$119.1	$91.7
Client run-off/bankruptcy	3.0	12.9	4.0	12.9
Workforce and lease termination related charges	1.0	0.2	2.9	1.0
Claim portfolio transfer and ramp up	—	1.7	—	6.4
Levelized foreign currency translation	—	(1.4)	—	(5.4)

Adjusted EBITDAC	$31.1	$26.5	$126.0	$106.6

Adjusted EBITDAC change	17.4%	28.6%	18.2%	15.1%

Adjusted EBITDAC margin	17.2%	15.8%	17.3%	16.1%

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Corporate Segment Fourth Quarter Highlights — The following table provides information that management believes is helpful when comparing 2015 operating results for the Corporate segment with the same periods in 2014 (in millions):

	2015			2014
	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)
4th Quarter
Interest and banking costs	$(26.3)	$10.5	$(15.8)	$(26.4)	$10.6	$(15.8)
Clean energy related (1)	(27.3)	47.7	20.4	(29.8)	52.6	22.8
Acquisition costs	(0.9)	0.1	(0.8)	(6.9)	2.2	(4.7)
Corporate	(11.8)	10.2	(1.6)	(9.0)	4.2	(4.8)

Adjusted 4th quarter	$(66.3)	$68.5	2.2	$(72.1)	$69.6	(2.5)

Retirement plan de-risking strategies (3)			—			(12.5)
Litigation settlement (4)			(4.6)			—

Reported 4th quarter			$(2.4)			$(15.0)

Year
Interest and banking costs	$(105.4)	$42.1	$(63.3)	$(91.2)	$36.5	$(54.7)
Clean energy related (1)	(116.1)	217.0	100.9	(88.7)	179.2	90.5 (2)
Acquisition costs	(4.3)	0.6	(3.7)	(23.1)	3.3	(19.8)
Corporate	(33.2)	14.8	(18.4)	(21.5)	2.3	(19.2)

Adjusted full year	$(259.0)	$274.5	15.5	$(224.5)	$221.3	(3.2)

Impact from re-consolidation accounting gains			—			14.1
Retirement plan de-risking strategies (3)			—			(12.5)
Litigation settlement (4)			17.7			—

Reported full year			$33.2			$(1.6)

(1)	Pretax earnings for the fourth quarter are presented net of amounts attributable to noncontrolling interests of $7.5 million in 2015 and $3.4 million in 2014. Pretax earnings for the year ended December 31 are presented net of amounts attributable to noncontrolling interests of $30.6 million in 2015 and $23.2 million in 2014.

(2)	Excludes non-cash gain from re-consolidation accounting gains related to clean-energy investments recorded in the first quarter of 2014 and reflects the impact on related tax credit recognition.

(3)	In fourth quarter 2014, Gallagher recognized a non-cash after-tax settlement charge of $12.5 million related to retirement plan de-risking strategies.

(4)	During the third quarter of 2015, Gallagher settled litigation against certain former U.K. executives and their advisors for a pretax gain of $31.0 million ($22.3 million net of costs and taxes). Incremental expenses that arose in connection with this matter will result in after-tax charges of approximately $4.5 million per quarter through June 30, 2017, which will also be presented in the Corporate segment.

Debt, interest and banking — At December 31, 2015, Gallagher had $2,125.0 million of borrowings from private placements and $195.0 million of short-term borrowings under its line of credit facility. On May 18, 2015 we entered into a two year revolving loan facility that provides funding for the three acquired Australian and New Zealand premium finance subsidiaries. This facility comprises four tranches which total approximately $160.0 million, of which $137.0 million was outstanding at December 31, 2015. These premium funding related borrowings are fully collateralized by the underlying premium finance related receivables and as such are excluded from our debt covenant computations.

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Corporate Segment Fourth Quarter Highlights (continued)

At-the-market equity program — Gallagher has an at-the-market equity program under which up to $15.6 million of its common stock remaining in the program may be sold through Morgan Stanley & Co. LLC as sales agent. During fourth quarter 2015, Gallagher did not sell any shares of its common stock under the program.

Clean energy investments — The following provides certain information related to Gallagher’s investments in limited liability companies that own 34 clean coal production plants, which produce refined coal using proprietary technologies owned by Chem-Mod. We believe that the production and sale of refined coal at these plants qualifies to receive refined coal tax credits under IRC Section 45 through 2019 for the fourteen 2009 Era Plants and through 2021 for the twenty 2011 Era Plants. The underlying operations of those investments where Gallagher has a controlling ownership interest are consolidated.

		Gallagher’s Portion of Estimated
($ in millions)	Gallagher’s Tax-Effected Book Value At December 31, 2015	Additional Required Tax-Effected Capital Investment	Ultimate Annual After-tax Earnings (1)
Investments that own 2009 Era Plants
12 Under long-term production contracts	$7.8	$4.9	$35.0
2 In late stages of negotiations for long-term production contracts	0.6	4.2	15.0
Investments that own 2011 Era Plants
16 Under long-term production contracts	32.4	—	75.0
1 Under long-term production contract estimated to resume production in 1st quarter 2016	3.2	1.3	10.0
3 In very early discussions with several host utilities	1.0	Not Estimable	Not Estimable

(1)	Reflects management’s current best estimate of the ultimate future potential annual after-tax earnings based on production estimates from the host utilities and preliminary investment partner assumptions. It is unlikely Gallagher will fully achieve these earnings in 2016 as the clean-coal production plants are forecasted to start or resume production at various dates throughout 2016. Further, host utilities do not consistently utilize the refined fuel plants at ultimate production levels due to seasonal electricity demand, as well as many other operational, regulatory and environmental compliance reasons. Achieving these ultimate estimates in 2017 may be possible assuming successful progress in 2016 in both plant deployments and recruitment of investment partners to purchase portions of our Section 45 portfolio.

Gallagher’s investment in Chem-Mod generates royalty income from clean energy plants owned by those limited liability companies in which it invests as well as refined coal production plants owned by other unrelated parties. Based on current production estimates provided by licensees, Chem-Mod could generate for Gallagher an average of approximately $4.0 million to $5.0 million of net after-tax earnings per quarter.

All estimates set forth above regarding the potential future earnings impact of our clean energy investments are subject to significant risks. Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for a more detailed discussion of these and other factors that could impact the information above.

Acquisition costs — Consists mostly of external professional fees and other due diligence costs related to acquisitions.

Corporate — Consists of overhead allocations mostly related to corporate staff compensation.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an effective tax rate on adjusted results of approximately 34% to 36% in its Brokerage segment and 36% to 38% in its Risk Management segment. Gallagher’s consolidated effective tax rate for the quarters ended December 31, 2015 and 2014 was (140.1)% and (83.2)%, respectively. Gallagher’s tax rate for the quarters ended December 31, 2015 and 2014 was lower than the statutory rate due to the amount of IRC Section 45 tax credits earned. In fourth quarter 2015, new tax legislation was enacted in the U.K., which will decrease the U.K. corporation tax rate from the current 20% to 19% effective April 1, 2017 and from 19% to 18% effective April 1, 2020. Accordingly, Gallagher has adjusted its deferred tax asset and liability balances in the quarter to reflect these rate changes, which decreased the provision for income taxes in the Brokerage segment by $4.2 million, or $0.02 per share.

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Segment Reclassification

In first quarter 2015, Gallagher transferred management of a claims handling operation from the Brokerage segment to the Risk Management segment. Total revenues related to this operation were $4.9 million and $4.5 million in fourth quarter 2015 and 2014, respectively, and $19.6 million and $18.0 million in the year ended December 31, 2015 and 2014, respectively. Gallagher made the applicable segment reclassifications to the prior-period amounts to conform to the current-period presentation. The changes in the segment structure affect only the manner in which the results for the reportable segments were previously reported. These reclassifications did not impact Gallagher’s previously reported consolidated net earnings. See the quarterly results in the financial supplement for the reclassification of all quarters provided.

Webcast Conference Call

Gallagher will host a webcast conference call on Wednesday, February 3, 2016 at 9:00 a.m. ET/8:00 a.m. CT. To listen to this call, please go to ajg.com/IR. The call will be available for replay at such website for not less than 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 31 countries and offers client-service capabilities in more than 150 countries around the world through a network of correspondent brokers and consultants.

Cautionary Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding (i) the amount of, and potential uses for, investment returns generated by Gallagher’s clean energy investments; (ii) our corporate income tax rate; (iii) anticipated future results or performance of any segment or the Company as a whole; (iv) the premium rate environment; and (v) the economic environment.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

•	Risks and uncertainties related to Gallagher’s clean energy investments, including uncertainties related to political and regulatory risks, such as potential actions by Congress or challenges by the IRS eliminating or reducing the availability of tax credits under IRC Section 45 retroactively and/or going forward; the ability to maintain and find co-investors; the potential for divergent business objectives by co-investors and other stakeholders; plant operational risks, including supply-chain risks; utilities’ future use of, or demand for, coal; the market price of coal; the costs of moving a clean coal plant; intellectual property litigation risks; and environmental risks — all of which could impact (i) and (ii) above; and

•	Changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally and changes in the insurance brokerage industry’s competitive landscape — all of which could impact (iii) — (v) above.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, adjusted revenues, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue measures for each operating segment. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

Adjusted presentation — Gallagher believes that the adjusted presentations of the current and prior year information, presented in this earnings release, provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period.

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•	Adjusted revenues and expenses — Gallagher defines these measures as revenues, compensation expense and operating expense, respectively, each adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, claim portfolio transfer ramp up costs, client run-off/bankruptcy impact, workforce related charges, lease termination related charges, acquisition related adjustments and the impact of foreign currency translation, as applicable. Acquisition related adjustments include impairment charges, change in estimated acquisition earnout payables adjustments, impacts of acquisition valuation true-ups and acquisition related compensation charges. Integration costs include costs related to transactions not expected to occur on an ongoing basis in the future once we fully assimilate the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

•	Adjusted ratios — Adjusted compensation expense ratio and adjusted operating expense ratio are defined as adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Earnings Measures — Gallagher believes that each of EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, as defined below, provides a meaningful representation of its operating performance. Gallagher considers EBITDAC and EBITDAC margin as a way to measure financial performance on an ongoing basis. Adjusted EBITDAC, adjusted EBITDAC margin and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments are presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•	EBITDAC — Gallagher defines this measure as net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

•	EBITDAC margin — Gallagher defines this measure as EBITDAC divided by total revenues.

•	Adjusted EBITDAC — Gallagher defines this measure as EBITDAC adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, client run-off/bankruptcy impact, workforce related charges, lease termination related charges, claim portfolio transfer ramp up costs, acquisition related adjustments and the period-over-period impact of foreign currency translation, as applicable.

•	Adjusted EBITDAC margin — Gallagher defines this measure as adjusted EBITDAC divided by total adjusted revenues (defined above).

•	Diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments — Gallagher defines this measure as net earnings adjusted to exclude the after-tax impact of net gains realized from sales of books of business, acquisition integration costs, client run-off/bankruptcy impact, claim portfolio transfer ramp up fees/costs, the impact of foreign currency translation, workforce related charges, lease termination related charges and acquisition related adjustments divided by diluted weighted average shares outstanding.

•	Organic Revenues — For the Brokerage segment, organic change in base commission and fee revenues excludes the first twelve months of net commission and fee revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, change in base commission and fee organic growth excludes the impact of supplemental commission and contingent commission revenues and the period-over-period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same periods in the prior year. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions accounted for as purchases and the fee revenues related to operations disposed of in each year presented. In addition, change in organic growth excludes the impact of run-off of the New South Wales Workers’ Compensation Scheme and other closed down operations and the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or are due to the limited-time nature of these revenue sources.

These revenue items are excluded from organic revenues in order to determine a comparable measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this measure allows readers of our financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures — This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on page 11), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 2 and 3), for organic revenue measures (on pages 4 and 6, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 5 and 6, respectively, for the Brokerage and Risk Management segments). Reported compensation and operating expense ratios can be found in the “Supplemental Quarterly Data” available at ajg.com/IR.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC — 4th Qtr and Year Ended December 31,

(Unaudited — in millions except per share, percentage and workforce data)

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
Brokerage Segment	Dec 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
Commissions	$590.1	$559.5	$2,338.7	$2,083.0
Fees	200.0	173.8	705.8	577.0
Supplemental commissions	34.6	26.5	125.5	104.0
Contingent commissions	11.9	16.3	93.7	84.7
Investment income and gains realized on books of business sales	15.2	22.7	60.3	47.6

Revenues	851.8	798.8	3,324.0	2,896.3

Compensation	509.5	473.7	1,939.7	1,703.1
Operating	171.9	153.7	638.1	530.1
Depreciation	15.2	12.6	54.4	44.4
Amortization	67.2	53.4	237.3	186.3
Change in estimated acquisition earnout payables	14.7	0.9	41.1	17.6

Expenses	778.5	694.3	2,910.6	2,481.5

Earnings before income taxes	73.3	104.5	413.4	414.8
Provision for income taxes	21.6	40.9	145.3	151.0

Net earnings	51.7	63.6	268.1	263.8
Net earnings (loss) attributable to noncontrolling interests	(1.6)	0.6	1.7	0.9

Net earnings attributable to controlling interests	$53.3	$63.0	$266.4	$262.9

EBITDAC
Net earnings	$51.7	$63.6	$268.1	$263.8
Provision for income taxes	21.6	40.9	145.3	151.0
Depreciation	15.2	12.6	54.4	44.4
Amortization	67.2	53.4	237.3	186.3
Change in estimated acquisition earnout payables	14.7	0.9	41.1	17.6

EBITDAC	$170.4	$171.4	$746.2	$663.1

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
Risk Management Segment	Dec 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014

Fees	$181.1	$172.2	$726.5	$681.3
Investment income	0.2	0.2	0.6	1.0

Revenues	181.3	172.4	727.1	682.3

Compensation	105.7	103.8	427.2	414.2
Operating	48.5	55.5	180.8	176.4
Depreciation	6.7	5.8	24.3	21.2
Amortization	0.8	0.8	3.0	3.2
Change in estimated acquisition earnout payables	—	—	(0.5)	(0.1)

Expenses	161.7	165.9	634.8	614.9

Earnings before income taxes	19.6	6.5	92.3	67.4
Provision for income taxes	8.2	3.0	35.1	25.3

Net earnings	11.4	3.5	57.2	42.1
Net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings attributable to controlling interests	$11.4	$3.5	$57.2	$42.1

EBITDAC
Net earnings	$11.4	$3.5	$57.2	$42.1
Provision for income taxes	8.2	3.0	35.1	25.3
Depreciation	6.7	5.8	24.3	21.2
Amortization	0.8	0.8	3.0	3.2
Change in estimated acquisition earnout payables	—	—	(0.5)	(0.1)

EBITDAC	$27.1	$13.1	$119.1	$91.7

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
Corporate Segment	Dec 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
Revenues from consolidated clean coal facilities	$288.8	$266.2	$1,254.6	$975.5
Royalty income from clean coal licenses	13.3	13.3	57.5	57.4
Loss from unconsolidated clean coal facilities	(0.3)	(0.4)	(1.3)	(3.4)
Other net revenues	—	(4.9)	30.5	18.4

Revenues	301.8	274.2	1,341.3	1,047.9

Cost of revenues from consolidated clean coal facilities	316.5	291.2	1,351.5	1,058.9
Compensation	18.5	29.2	62.0	50.3
Operating	1.6	7.8	21.8	36.6
Interest	25.8	25.7	103.0	89.0
Depreciation	3.9	1.0	15.2	3.8

Expenses	366.3	354.9	1,553.5	1,238.6

Loss before income taxes	(64.5)	(80.7)	(212.2)	(190.7)
Benefit for income taxes	(69.6)	(69.1)	(276.0)	(212.3)

Net earnings (loss)	5.1	(11.6)	63.8	21.6
Net earnings attributable to noncontrolling interests	7.5	3.4	30.6	23.2

Net earnings (loss) attributable to controlling interests	$(2.4)	$(15.0)	$33.2	$(1.6)

EBITDAC
Net earnings (loss)	$5.1	$(11.6)	$63.8	$21.6
Benefit for income taxes	(69.6)	(69.1)	(276.0)	(212.3)
Interest	25.8	25.7	103.0	89.0
Depreciation	3.9	1.0	15.2	3.8

EBITDAC	$(34.8)	$(54.0)	$(94.0)	$(97.9)

See “Information Regarding Non-GAAP Measures” on page 9 of 13 and other information to fourth quarter 2015 earnings release on page 13 of 13.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC — 4th Qtr and Year Ended December 31,

(Unaudited — in millions except share and per share data)

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
Total Company	Dec 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
Commissions	$590.1	$559.5	$2,338.7	$2,083.0
Fees	381.1	346.0	1,432.3	1,258.3
Supplemental commissions	34.6	26.5	125.5	104.0
Contingent commissions	11.9	16.3	93.7	84.7
Investment income and gains realized on books of business sales	15.4	22.9	60.9	48.6
Revenues from clean coal activities	301.8	279.1	1,310.8	1,029.5
Other net revenues — Corporate	—	(4.9)	30.5	18.4

Revenues	1,334.9	1,245.4	5,392.4	4,626.5

Compensation	633.7	606.7	2,428.9	2,167.6
Operating	222.0	217.0	840.7	743.1
Cost of revenues from clean coal activities	316.5	291.2	1,351.5	1,058.9
Interest	25.8	25.7	103.0	89.0
Depreciation	25.8	19.4	93.9	69.4
Amortization	68.0	54.2	240.3	189.5
Change in estimated acquisition earnout payables	14.7	0.9	40.6	17.5

Expenses	1,306.5	1,215.1	5,098.9	4,335.0

Earnings before income taxes	28.4	30.3	293.5	291.5
Benefit for income taxes	(39.8)	(25.2)	(95.6)	(36.0)

Net earnings	68.2	55.5	389.1	327.5
Net earnings attributable to noncontrolling interests	5.9	4.0	32.3	24.1

Net earnings attributable to controlling interests	$62.3	$51.5	$356.8	$303.4

Diluted net earnings per share	$0.35	$0.31	$2.06	$1.97

Dividends declared per share	$0.37	$0.36	$1.48	$1.44

EBITDAC
Net earnings	$68.2	$55.5	$389.1	$327.5
Benefit for income taxes	(39.8)	(25.2)	(95.6)	(36.0)
Interest	25.8	25.7	103.0	89.0
Depreciation	25.8	19.4	93.9	69.4
Amortization	68.0	54.2	240.3	189.5
Change in estimated acquisition earnout payables	14.7	0.9	40.6	17.5

EBITDAC	$162.7	$130.5	$771.3	$656.9

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited — in millions except per share data)

	Dec 31, 2015	Dec 31, 2014
Cash and cash equivalents	$480.4	$314.4
Restricted cash	1,412.1	1,367.6
Premiums and fees receivable	1,734.0	1,462.5
Other current assets	709.3	666.7

Total current assets	4,335.8	3,811.2
Fixed assets — net	202.7	195.4
Deferred income taxes (includes tax credit carryforwards of $341.6 in 2015 and $233.4 in 2014)	521.4	392.6
Other noncurrent assets	492.2	385.2
Goodwill — net	3,662.9	3,449.6
Amortizable intangible assets — net	1,698.8	1,776.0

Total assets	$10,913.8	$10,010.0

Premiums payable to insurance and reinsurance companies	$2,877.1	$2,623.3
Accrued compensation and other accrued liabilities	812.7	623.7
Unearned fees	61.3	66.1
Other current liabilities	58.6	61.7
Premium financing borrowings	137.0	127.9
Corporate related borrowings — current	245.0	140.0

Total current liabilities	4,191.7	3,642.7
Corporate related borrowings — noncurrent	2,075.0	2,125.0
Other noncurrent liabilities	958.9	937.2

Total liabilities	7,225.6	6,704.9

Stockholders’ equity:
Common stock — issued and outstanding	176.9	164.6
Capital in excess of par value	3,209.4	2,649.4
Retained earnings	774.5	676.0
Accumulated other comprehensive loss	(522.5)	(260.6)

Total controlling interests stockholders’ equity	3,638.3	3,229.4
Noncontrolling interests	49.9	75.7

Total stockholders’ equity	3,688.2	3,305.1

Total liabilities and stockholders’ equity	$10,913.8	$10,010.0

See “Information Regarding Non-GAAP Measures” on page 9 of 13 and other information to fourth quarter 2015 earnings release on page 13 of 13.

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Arthur J. Gallagher & Co.

Other Information

(Unaudited — data is rounded where indicated)

OTHER INFORMATION	4th Q Ended Dec 31, 2015	4th Q Ended Dec 31, 2014	Year Ended Dec 31, 2015	Year Ended Dec 31, 2014
Basic weighted average shares outstanding (000s)	176,810	162,705	172,239	152,854
Diluted weighted average shares outstanding (000s)	177,551	164,007	173,215	154,259
Common shares issued for acquisitions, earnouts secondary offering and the at-the-market equity program (000s)	117	2,370	10,381	28,913
Number of acquisitions closed	15	15	44	60
Estimated annualized revenues acquired (in millions)	$46.3	$67.6	$230.8	$761.2
Number of common shares outstanding at end of period (000s)			176,947	164,605
Workforce at end of period (includes acquisitions):
Brokerage			15,920	14,880
Risk Management			5,185	4,961
Total Company			21,537	20,240

Contact: Marsha Akin

Director — Investor Relations

630-285-3501 or marsha_akin@ajg.com

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